Exhibit 99.1

AirNet Announces Second Quarter 2003 Financial Results; Company
Reports $1.1M Positive Cash Flow From Operations

    MELBOURNE, Fla.--(BUSINESS WIRE)--Aug. 13, 2003--AirNet Communications Corporation (Nasdaq:ANCC) today announced financial results for its second quarter ended June 30, 2003.
    The Company reported net revenues of $4.4 million in the second quarter, compared to $7.2 million in the second quarter of 2002. The Company reported a loss from operations for the second quarter of $2.5 million, compared to a loss of $4.1 million in the second quarter of 2002. The net loss attributable to common stock for the second quarter was $3.1 million, or $0.13 per basic and diluted share, compared to a net loss of $5.2 million or $0.22 per basic and diluted share in the second quarter of 2002.
    Per share amounts for second quarter results were based on 23.9 million weighted average shares and excludes shares issuable upon the conversion of the Series B convertible preferred stock and other convertible securities.
    The quarterly decline in revenue was primarily attributable to adverse market conditions. The improvement in the loss from operations in the second quarter of 2003 was primarily due to a $2.5 million decrease in operating expenses for the quarter. The Company also reported positive cash flow from operating activities in the amount of $1.1 million bolstered by $5.8 million in cash collections that included a $1.1 million deposit on a previously announced order.

    Major events in the second quarter include:

    -- Received and announced approximately $7.5 million in purchase orders

    -- Collected $5.8 million in accounts receivable and cash deposits.

    -- Executed an investment agreement for $16M in senior, secured, convertible notes.

    -- Reduced operating expenses by more than $2.5 million or 43% on a "quarter-over-quarter" basis.

    Conference Call

    AirNet's management will host a conference call at 5:00 p.m. ET today to discuss the results and provide an outlook for the third quarter. Those interested in listening to the conference call should dial (785) 832-2041, Conference ID: AIRNET. For those who cannot participate in the live conference call, a replay will be available beginning at 8 p.m. ET on Wednesday, August 13, 2003, until midnight ET on August 21, 2003. The replay number for the conference call is
(402) 220-1144.

    About AirNet

    AirNet Communications Corporation is a leader in wireless base stations and other telecommunications equipment that allow service operators to cost-effectively and simultaneously offer high-speed wireless Internet and voice services to mobile subscribers. AirNet's patented broadband, software-defined AdaptaCell(TM) base station solution provides a high-capacity base station with a software upgrade path to the wireless Internet. The Company's AirSite(R) Backhaul Free(TM) base station carries wireless voice and data signals back to the wireline network, eliminating the need for a physical backhaul link, thus reducing operating costs. AirNet has 69 patents issued or filed and has received the coveted World Award for Best Technical Innovation from the GSM Association, representing over 400 operators around the world. More information about AirNet may be obtained by calling 321.984.1990, or by visiting the AirNet Web site at http://www.airnetcom.com.

    Safe Harbor Statement Under the Private Securities Litigation
Reform Act of 1995 and Other Applicable Law

    Certain statements in this news release may constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 (the Reform Act),
Section 27A of the United States Securities Act of 1933 and Section 21E of the United States Securities and Exchange Act of 1934. These forward-looking statements may relate to anticipated financial performance, management's plans and objectives for future operations, business prospects, market conditions, financial forecasts and other matters. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as "anticipate," "believe," "estimate," "expect," "intend,"
"plan" and "objective" and other similar expressions. Readers should not place undue reliance on the forward-looking statements contained in this news release. Such statements are based on management's beliefs and assumptions and on information currently available to management and are subject to risks, uncertainties and changes in condition, significance, value and effect. Such risks or uncertainties are that there can be no assurance that the Company will be successful in obtaining new business; that the Company's lenders may foreclose on all assets of the Company (including all intellectual property rights) in the event of a default under the security agreement associated with the planned debt financing, and that the company may not be able to continue to operate as a going concern prior to or after the consummation of the transaction. These and other risks are detailed in reports and documents filed by the Company with the United States Securities and Exchange Commission. Such risks, uncertainties and changes in condition, significance, value and effect, many of which are beyond the Company's control, could cause the Company's actual results and other future events to differ materially from those anticipated. The Company does not, however, assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

    AirNet(R) and AirSite(R) are registered trademarks with the U.S. Patent and Trademark Office. The stylized AirNet mark, AdaptaCell(TM), Super Capacity(TM), Backhaul Free(TM), and We're Ready for
Anything(TM) are trademarks of AirNet Communications Corporation.
Other names are registered trademarks or trademarks of their respective companies or organizations.


                         FINANCIAL STATEMENTS
 (all numbers in $000's except per share data and shares outstanding)
          (All financial information included is unaudited.)
                  CONDENSED STATEMENT OF OPERATIONS

                              For the three             For the six
                              months ended             months ended
                                 June 30,                June 30,
                             2003        2002        2003        2002
                       ----------- ----------- ----------- -----------
NET REVENUES               $4,440      $7,210      $6,235     $13,720
COST OF REVENUES            3,311       5,419       4,739       9,983
WRITE-DOWN OF EXCESS
 AND OBSOLETE INVENTORY       196           -         196           -
                       ----------- ----------- ----------- -----------
  Gross profit                933       1,791       1,300       3,737
OPERATING EXPENSES:
  Research and
   development              2,062       3,210       4,589       6,642
  Sales and marketing         536       1,450       1,355       2,962
  General and
   administrative             815       1,308       1,808       2,588
  Gain on vendor
   settlement                   -         (30)          -         (30)
                       ----------- ----------- ----------- -----------
    Total costs
     and expenses           3,413       5,938       7,752      12,162
                       ----------- ----------- ----------- -----------
LOSS FROM OPERATIONS       (2,480)     (4,147)     (6,452)     (8,425)
                       ----------- ----------- ----------- -----------

TOTAL OTHER (EXPENSE)
 INCOME, NET                  (46)         66         (69)        194
                       ----------- ----------- ----------- -----------
NET LOSS                   (2,526)     (4,081)     (6,521)     (8,231)
ACCRETION OF DISCOUNT -
 REDEEMABLE PREFERRED
 STOCK                          -        (483)          -        (939)
PREFERRED DIVIDENDS          (600)       (600)     (1,200)     (1,200)
                       ----------- ----------- ----------- -----------

NET LOSS ATTRIBUTABLE
 TO COMMON STOCK          $(3,126)    $(5,164)    $(7,721)   $(10,370)
                       =========== =========== =========== ===========
NET LOSS PER SHARE
 ATTRIBUTABLE TO
 COMMON STOCKHOLDERS-
 BASIC AND DILUTED         $(0.13)     $(0.22)     $(0.32)     $(0.44)
                       =========== =========== =========== ===========
WEIGHTED AVERAGE SHARES
 OUTSTANDING - USED
 IN CALCULATING BASIC
 AND DILUTED LOSS
 PER SHARE             23,854,132  23,810,068  23,852,865  23,800,014
                       =========== =========== =========== ===========

----------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------
                          CASH FLOW SUMMARY

                              For the three            For the six
                               months ended            months ended
                                 June 30,               June 30,
                            2003        2002        2003        2002
                       ----------- ----------- ----------- -----------
CASH PROVIDED BY (USED
 IN) OPERATING
 ACTIVITIES                $1,128        $360     $(3,064)     $3,850

CASH USED BY INVESTING
 ACTIVITIES                   (61)        (12)        (98)        (27)

CASH PROVIDED BY
 FINANCING ACTIVITIES       1,196           5       5,968        (135)
                       ----------- ----------- ----------- -----------

NET CHANGE IN CASH         $2,263        $353      $2,806      $3,688
                       =========== =========== =========== ===========
----------------------------------------------------------------------

----------------------------------------------------------------------
                      CONDENSED BALANCE SHEETS

                                As of
                         June 30,   December 31,
                          2003         2002
                       -----------  -----------
ASSETS
 Cash and cash
  equivalents              $6,011      $3,205
 Accounts
  receivable - net          2,013         569
 Inventories               12,879      14,459
 Notes receivable             735         923
 Other current assets         605       1,063
                       -----------  -----------
 TOTAL CURRENT ASSETS      22,243      20,219
 PROPERTY AND
  EQUIPMENT, NET            6,747       8,160
 OTHER LONG-TERM ASSETS     2,314       2,451
                       -----------  -----------

 TOTAL ASSETS             $31,304     $30,830
                       ===========  ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
 Accounts payable          $2,631      $2,801
 Accrued expenses           3,454       3,597
 Current portion
  of capital lease
  obligations                  24          53
 Customer deposits          1,800         102
 Deferred revenues          1,149       1,403
                       -----------  -----------
 TOTAL CURRENT
  LIABILITIES               9,058       7,956

 TOTAL LONG-TERM
  LIABILITIES               6,651         837


 TOTAL STOCKHOLDERS'
  EQUITY                   15,595      22,037
                       -----------  -----------

 TOTAL LIABILITIES &
  STOCKHOLDERS' EQUITY    $31,304     $30,830
                       ===========  ===========

    CONTACT: AirNet Communications Corporation, Melbourne
             Stuart Dawley, Investor Relations Officer, 321-953-6783 sdawley@airnetcom.com